IRREVOCABLE PROXY

      The undersigned stockholders of Essential Reality, Inc., a Nevada corporation (the "Company"), hereby irrevocably make, constitute and appoint Jay Gelman ("Gelman"), from and after the Closing Date (as defined in that certain Exchange Agreement, dated as of June __, 2004, by and among the undersigned stockholders and the Sellers listed therein), as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to
(i) the voting of all the voting securities (whether in the form of common stock, preferred stock, or both) of the Company beneficially owned by the undersigned stockholders (the "Securities"), including, without limitation, the power to execute and deliver written consents with respect to the Securities, at every annual, special or adjourned meeting of the Company's stockholders, and in every written consent in lieu of such a meeting, or otherwise, for any lawful purpose, and (ii) the taking of actions in furtherance thereof, such as the right to demand that the Secretary of the Company call a special meeting of the stockholders of the Company for the purpose of considering any matter properly called before such meeting. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Securities are hereby revoked and no subsequent proxies covering the specific matters referred to herein will be given.

      Each of the undersigned stockholders hereby acknowledges and confirms that the appointment of Gelman as the undersigned's proxy shall be deemed to be coupled with an interest sufficient to make this proxy irrevocable. Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

      Following the date hereof and until the date on which the Company is permitted under Regulation 14c-2(b) promulgated under the Securities Exchange Act of 1934 to amend its Articles of Incorporation to increase its authorized share capital (the "Release Date"), the undersigned shall not transfer any securities of the Company (or rights therein) to any person. The foregoing notwithstanding, nothing herein shall be deemed a restriction of the right of any of the undersigned stockholders or their respective successors or assigns to transfer or sell any securities of the Company after the Release Date and any securities so transferred or sold shall be free and clear of this agreement. It shall not be required pursuant to this agreement that any stockholder or its successors or assigns hold any securities of the Company after the Release Date.

      Any copy, facsimile telecommunication or other reliable reproduction of this proxy may be substituted or used in lieu of an original writing or transmission for all purposes for which an original writing or transmission could be used.

      This irrevocable proxy may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                      *****

                  GIVEN at New York, New York this ___ day of June 2004.

                  STOCKHOLDER:



                  -----------------------------
                  Richard Genovese



                  NORTHUMBERLAND HOLDINGS LTD.

                  By:_____________________________
                  Name:
                  Title:



                  -----------------------------
                  Mark Tompkins



                  THE NATHAN A LOW FAMILY TRUST

                  By:_____________________________
                  Name:
                  Title: Trustee



                  MINOTAUR FUND, L.L.P.

                  By:_____________________________
                  Name:
                  Title:



                  -----------------------------
                  Phillip Vitug


                 [Signature Page to Irrevocable Polixcy]

                  Brady Capital Group, LLC

                  By:_____________________________
                  Name:
                  Title:



                  -----------------------------
                  Robert W. O'Neel, III



                  -----------------------------
                  John Gentile



                  -----------------------------
                  Don Danks



                  SBI USA, LLC

                  By:_____________________________
                  Name:
                  Title:



                  VITEL VENTURES, INC

                  By:______________________________

                  Name:

                  Title:


                 [Signature Page to Irrevocable Polixcy]